Exhibit 99.1






                             New Age Staffing, Inc.






                                                         Financial Statements

                                   Years Ended December 31, 2002 and 2001 and
              Period from September 27, 2000 (Inception) to December 31, 2000

                            New Age Staffing, Inc.

                                    Contents

Report of Independent Auditors                                                 3

Financial Statements
     Balance sheets                                                            4
     Statements of operations                                                  5
     Statements of stockholders' equity                                        6
     Statements of cash flows                                              7 - 8
     Summary of accounting policies                                       9 - 11
     Notes to consolidated financial statements                          12 - 15

BDO Seidman, LLP                                   One Sansome Street 11th Floor
Accountants and Consultants                        San Francisco, CA 94104
                                                   Phone 415-397-7900
                                                   Fax   415-397-2161


Report of Independent Certified Public Accountants


To the Board of Directors and Stockholders
New Age Nurses, Inc.
New Orleans, Louisiana

We have audited the accompanying balance sheet of New Age Staffing, Inc. (the "Company"), as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity, and cash flows for each of the two year periods ended December 31, 2002 and the period from September 27, 2000 (inception), through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Age Staffing, Inc. at December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the two year periods ended December 31, 2002 and for the period from September 27, 2000 (inception), through December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

                                               /s/ BDO Seidman, LLP

April 16, 2003
San Francisco, California
                                                                              3

                            New Age Staffing, Inc.

                                Balance Sheets
--------------------------------------------------------------------------------
December 31,                                              2002          2001
--------------------------------------------------------------------------------
Assets

Current Assets
    Cash                                               $   37,086    $        -
    Accounts receivable, net of
       allowance for doubtful accounts of
       $55,000 in 2002 and $9,000 in 2001                 679,138       314,902
    Unbilled accounts receivable                          145,065        49,696
    Prepaids and other current assets                      49,774         1,214
--------------------------------------------------------------------------------
Total Current Assets                                      911,063       365,812
--------------------------------------------------------------------------------
Property and Equipment, net                                35,491         3,569
Other Assets                                               95,436             -
--------------------------------------------------------------------------------
Total Assets                                            1,041,990       369,381
================================================================================


Liabilities and Stockholders' Equity

Current Liabilities
    Bank overdrafts                                    $        -    $   61,012
    Advances payable to factor                            388,912             -
    Accounts payable and accrued expenses                 257,329       151,161
    Income taxes payable                                  113,000             -
    Advances payable to stockholders                      137,580       303,174
    Current portion of capital lease obligation             2,064             -
--------------------------------------------------------------------------------
Total Current Liabilities                                 898,885       515,347
Capital Lease Obligation, less current portion              4,242             -
--------------------------------------------------------------------------------
Total Liabilities                                         903,127       515,347
--------------------------------------------------------------------------------
Commitments and Contingencies (Notes 8 and 12)

Stockholders' Equity
    Common stock, no par value; 10,000 shares
       authorized issued and outstanding                   50,090        50,090
    Retained earnings (deficit)                            88,773      (196,056)
--------------------------------------------------------------------------------
Total Stockholders Equity                                 138,863      (145,966)
--------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity             $1,041,990    $  369,381
================================================================================

See accompanying summary of accounting policies and notes to financial statements.

                            New Age Staffing, Inc.

                           Statements of Operations
--------------------------------------------------------------------------------
                                                                    Period Ended
                                                              September 27, 2000
                                Year Ended         Year Ended     (inception) to
                         December 31, 2002  December 31, 2001  December 31, 2000
--------------------------------------------------------------------------------
Revenue From Services          $ 5,663,672        $ 1,161,387       $  89,888

Operating Expenses
  Direct operating expenses      4,126,495            944,047          74,199
  Selling, general, and
     administrative              1,059,119            355,994          40,436
--------------------------------------------------------------------------------
Income (Loss) from Operations      478,058           (138,654)        (24,747)

Interest Expense                    80,229             32,655               -
--------------------------------------------------------------------------------
Income (Loss) Before
   Income Taxes                    397,829           (171,309)        (24,747)

Provision for Income Taxes         113,000                  -               -
--------------------------------------------------------------------------------
Net Income (Loss)              $   284,829        $  (171,309)      $ (24,747)
--------------------------------------------------------------------------------

See accompanying summary of accounting policies and notes to financial statements.
                                                                              5

                            New Age Staffing, Inc.

                      Statements of Stockholders' Equity
--------------------------------------------------------------------------------
                                  Common Stock                             Total
                                -----------------     Retained     Stockholders'
                                Shares     Amount     Earnings            Equity
--------------------------------------------------------------------------------

Inception, September 27, 2000        -   $      -     $      -        $       -
Common stock issued to founders  9,000         90            -               90
Net loss                             -          -      (24,747)         (24,747)
--------------------------------------------------------------------------------
Balance, December 31, 2000       9,000         90      (24,747)         (24,657)
Common stock awarded to
   employees and consultants     1,000     50,000            -           50,000
Net loss                                              (171,309)        (171,309)
--------------------------------------------------------------------------------
Balance, December 31, 2001      10,000     50,090     (196,056)        (145,966)
Net income
                                                       284,829          284,829
--------------------------------------------------------------------------------

Balance, December 31, 2002      10,000   $ 50,090    $  88,773        $ 138,863
================================================================================

See accompanying summary of accounting policies and notes to financial statements.

                            New Age Staffing, Inc.

                           Statements of Cash Flows
--------------------------------------------------------------------------------
Years ending December 31,                      2002        2001        2000
--------------------------------------------------------------------------------
Cash Flows from Operating Activities
    Net income (loss)                       $ 284,829   $(171,309)  $ (24,747)
    Adjustments to reconcile net income
       (loss) to net cash provided by
       used in operating activities:
       Bad debt expense                        46,000       9,000           -
       Depreciation                             8,378         173           -
       Stock based compensation to
          founders and employees                    -      25,000          90
       Stock based compensation to
          consultants                               -      25,000           -
       Changes in assets and liabilities:
          Accounts receivable                (410,236)   (280,947)    (42,955)
          Unbilled accounts receivable        (95,369)    (49,696)          -
          Prepaids and other current assets   (48,560)      2,189      (3,403)
          Other assets                        (95,436)
          Accounts payable and
             accrued expenses                 106,168     130,780      20,381
          Income taxes payable                113,000           -           -
--------------------------------------------------------------------------------
Net Cash Used In Operating Activities         (91,226)   (309,810)    (50,634)
--------------------------------------------------------------------------------
Cash Flows From Investing Activities
    Purchases of property and equipment       (33,650)     (3,742)          -
    Net advances from stockholders                  -     255,272      47,902
    Net repayment of advances
       from stockholders                     (165,594)          -           -
--------------------------------------------------------------------------------
Net Cash (Used In) Provided by
   Investing Activities                      (199,244)    251,530      47,902
--------------------------------------------------------------------------------
Cash Flows From Financing Activities
    Increase (decrease) in bank overdrafts    (61,012)     58,280       2,732
    Net advances from factor                  388,912           -           -
    Payments on capital lease obligations        (344)          -           -
--------------------------------------------------------------------------------
Net Cash Provided by Financing Activities     327,556      58,280       2,732
--------------------------------------------------------------------------------
Net Increase in Cash                           37,086           -           -
Cash, beginning of year                             -           -           -
--------------------------------------------------------------------------------
Cash, end of year                           $  37,086   $       -   $       -
================================================================================

See accompanying summary of accounting policies and notes to financial statements.

                            New Age Staffing, Inc.

                           Statements of Cash Flows
--------------------------------------------------------------------------------
Years ending December 31,                      2002        2001        2000
--------------------------------------------------------------------------------
Supplemental Disclosure of Cash Flow Information

    Cash payments for:
       Interest                              $ 72,960   $       -   $       -
       Income taxes                          $      -   $       -   $       -
================================================================================

Supplemental Disclosure of Non-Cash Financing
   Investing and Financing Activities

    Property and equipment acquired under
       capital lease obligations             $  6,650   $       -   $       -
    Stock issued for employee compensation   $      -   $  25,000   $      90
    Stock issued to consultants for services $      -   $  25,000   $       -
================================================================================
See accompanying summary of accounting policies and notes to financial statements.

                            New Age Staffing, Inc.

                        Summary of Accounting Policies
--------------------------------------------------------------------------------

Nature of Business
------------------

New Age Staffing, Inc. (the "Company") was organized as a corporation under the laws of the State of Texas on September 27, 2000. The Company is a provider of healthcare staffing services to hospitals and healthcare providers throughout the United States of America with its corporate offices in Metairie, Louisiana.

The Company's staffing services consists of travel nurse staffing where registered nurses temporarily relocate to the geographic area of their assignment and per-diem staffing which involves placement of locally-based healthcare professionals on very short-term assignments.

Cash Equivalents
----------------

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts
-------------------------------------------------------

The Company records its trade accounts receivable at the amount of the related sales. The Company generally does not require collateral for its trade accounts receivable nor does the Company charge interest on past due accounts. The Company's general payment terms are 30 days. The Company provides an allowance for doubtful accounts based upon a combination of factors: historical experience, current economic conditions, customer specific conditions and the age of specific overdue trade accounts receivable. The Company writes-off trade accounts receivable against the allowance for doubtful accounts when pervasive evidence exists that an account has become uncollectible. Recoveries of previous write-off accounts are recorded in income in the period of recovery.

Property and Equipment
----------------------

Property and equipment are stated at cost less accumulated depreciation. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets of thirty-six months. Ordinary repairs and maintenance are charged to expense as incurred.

Long-lived Assets
-----------------

Long-lived assets, including property and equipment, are assessed for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, or whenever management has committed to a plan to dispose of the assets. Such assets are carried at the lower of book value or fair value as estimated by management based on appraisals, current market value, and comparable sales value, as appropriate. Long-lived assets to be retained that are affected by such impairment loss are depreciated or amortized at their new carrying amount over the remaining estimated life; assets to be sold or otherwise disposed of are not subject to further depreciation or amortization.

                            New Age Staffing, Inc.

                        Summary of Accounting Policies
--------------------------------------------------------------------------------

Stock-Based Compensation
------------------------

SFAS No. 123, Accounting for Stock-Based Compensation, established a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. As permitted under SFAS No. 123, the Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation expense for employee stock is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Stock or options granted to non-employees are recorded over the service period at the estimated fair value of the stock or option granted.

The Company does not have any stock option plans nor does it issue options pursuant to non-qualified option agreements.


Income Taxes
------------

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax basis of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established for deferred tax assets to the extent of the likelihood that the deferred tax assets may not be realized.


Revenue Recognition Policy
--------------------------

Revenue is recognized when the traveling nurses or per-diem professional healthcare provider renders services. Accordingly, the Company accrues revenue for employees' time worked but not yet invoiced. In the accompanying balance sheet this accrual is included as unbilled accounts receivable. At the time of service delivery, Company management believes that they have evidence of an arrangement or a contract, the price of the services is fixed, the services have been rendered, collectibility is reasonably assured and they have no continuing obligations with respect to the services already rendered.


Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            New Age Staffing, Inc.

                        Summary of Accounting Policies
--------------------------------------------------------------------------------

Recent Accounting Pronouncements
--------------------------------

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for expenses associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. Severance pay under SFAS No. 146, in many cases, would be recognized over time rather than up front. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002 with early application encouraged. Management does not expect the adoption of SFAS No. 146 to have a material impact on the Company's financial condition or results of operations.

In December 2002 the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure, which provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation as prescribed in SFAS No. 123. Additionally, SFAS No. 148 requires more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. Management has evaluated the benefits of changing to the fair value method of accounting for stock-based compensation and has elected to continue to use the intrinsic value method while adopting the more prominent disclosure provisions.

In November 2002 the FASB issued Interpretation No. 45 ("FIN 45"),
Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which is effective for financial statements issued after December 15, 2002. Management does not expect the adoption of FIN 45 to have a material impact on the Company's financial condition or results of operations.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46), which requires the consolidation of certain special purpose entities. FIN 46 is applicable to financial statements issued after 2002, however, disclosures are required currently if the Company expects to consolidate any variable interest entities. There are no entities that will be consolidated with the Company's financial statements as a result of FIN 46.

                            New Age Staffing, Inc.

                        Notes to Financial Statements
--------------------------------------------------------------------------------

1. Sales and Receivables

The following table details the Company's major customers, defined as those customers representing more than ten percent of the Company's sales during a reporting period:

                                                          Percent of Revenue
Reporting Period Ended                                    2002    2001   2000
--------------------------------------------------------------------------------
Customer A                                                 33%       -      -
Customer B                                                 16%       -      -
Customer C                                                   -     24%      -
Customer D                                                   -     20%    69%
--------------------------------------------------------------------------------


2. Property and Equipment

Property and equipment consists of the following:

December 31,                                                2002         2001
--------------------------------------------------------------------------------
Office and computer equipment                             28,484        3,742
Furniture and fixtures                                     5,558            -
Computer software                                         10,000            -
--------------------------------------------------------------------------------
                                                          44,042        3,742
Accumulated depreciation                                  (8,551)        (173)
--------------------------------------------------------------------------------
                                                        $ 35,491      $ 3,569
================================================================================

Depreciation expense for 2002 and 2001 was $8,378 and $173, respectively. There was no depreciation expense during 2000.


3. Other Assets

Included in other assets are lease deposits for the Company's corporate and various sales offices. In addition, the Company leases a number of apartments for its employees under short-term agreements (typically three to six months), which generally coincide with each traveling nurses staffing assignment. As a condition of these agreements, the Company places security deposits on the leased apartments. Lease deposits included in other assets at December 31, 2002 totaled $44,881.

Also included in other assets is a $1,000 deposit towards the Company's purchase of another nurse staffing business. In February 2003, the Company entered into a binding letter of intent to purchase all of the outstanding stock of this nurse staffing business. This transaction is discussed more fully in
Note 10.

                            New Age Staffing, Inc.

                        Notes to Financial Statements
--------------------------------------------------------------------------------

The remainder of the balance of other assets is the factors reserve holdback of $49,555 discussed more fully below in Note 4.


4. Advances Payable to Factor

In February 2002, the Company entered into a factoring agreement. The term of the agreement is for a period of eighteen months provided no events of default occur. The agreement provides that the factor will purchase, with recourse, eligible accounts receivable up to $175,000 (additional accounts above this limit may be purchased at the sole discretion of the factor). The Company can take advances of up to 70% of the face amount of the purchased accounts. All accounts greater than 90 days are subject to repurchase by the Company at the sole discretion of the factor. Interest accrues at 2% per month on the average aggregate amounts of advances outstanding and the factor reserves 1% of the face amount of each purchased receivable as a bad debt reserve upon which the factor may offset bad debts and or other charge backs. Upon termination of the agreement any remaining amounts of reserve will be refunded to the Company provided all obligations under the agreement have been fulfilled. At
December 31, 2002 included in other assets in the balance sheet is $49,555 representing amounts reserved by the factor. Advances under the agreement are secured by the full face amount of the factored receivables. Advances outstanding at December 31, 2002 totaled $388,912. The factor was granted stock as partial consideration for services.


5. Income Taxes

Income tax expense as disclosed in the statement of operations for December 31, 2002 consists of Federal and State current tax expense of $89,000 and $24,000, respectively. In 2001 and 2000, due to tax losses incurred, the Company did have any significant tax liabilities. Federal and State tax loss carryovers were used to reduce 2002 taxable income.

Temporary differences between the tax basis and financial statements amounts which create deferred tax assets and liabilities, consist primarily of the allowance for doubtful accounts and offsetting depreciation differences. These amounts were not significant at December 31, 2002 and have been fully reserved as of December 31, 2002 through a valuation allowance totaling approximately $10,000.

Significant differences between the federal statutory rate of 34% applied to pre-tax income (loss) as shown in the statement of operations and the actual provision for income taxes is primarily due to state income taxes.

                            New Age Staffing, Inc.

                        Notes to Financial Statements
--------------------------------------------------------------------------------

6. Advances Payable to Stockholders

Advances payable to stockholders consists of unsecured advances to the Company from its primary stockholder and family. These advances are generally short-term and non-interest bearing and have no stated repayment schedule. The Company has used these advances to fund cash flow from operations in lieu of third-party financing. The Company typically has repaid all or a portion of these advances at the request of the stockholders and when cash is available.


7. Capital Lease Obligation

The Company has one capital lease for office equipment placed in service during 2002. The lease calls for monthly lease payments of $172 per month for 36 months. The capitalized cost of the office equipment is $5,155 with accumulated depreciation at December 31, 2002 of $286.


8. Commitments

Operating Leases

The Company leases its corporate and sales offices under operating leases with various terms ranging from month-to-month to four years. These lease generally contain some or all of the following terms: base rent escalations, operating expenses and/or renewal provisions. In addition, the Company rents various apartments throughout the country for its traveling nurses. These leases generally are very short-term ranging from month-to-month to six months or more in length. Substantially all of the Company's leases require security deposits and are included in other asset on the balance sheet.

Future minimum lease payments required under operating leases with remaining terms in excess of one year from the balance sheet date are as follows:

Year ending December 31,                                                  Amount
--------------------------------------------------------------------------------
                   2003                                                $  70,200
                   2004                                                   71,100
                   2005                                                   52,900
                   2006                                                   10,800
--------------------------------------------------------------------------------
                   Total                                               $ 205,000
================================================================================


9. Stockholders' Equity

The Company has authorized 10,000 shares of no par value common stock.
During 2000, the Company's first year of operations, the Company did not formally issue any stock to its founder, however all such shares were authorized. For purposes of these financial statements the shares issued to the founder and related family members are being reflected as having been issued during 2000. The Company fully funded its first year of operating losses through advances from stockholders.

                            New Age Staffing, Inc.

                        Notes to Financial Statements
--------------------------------------------------------------------------------

During 2001, the Company entered into binding agreements to actually issue stock to founders, certain employees and one consultant. However, the actual physical stock certificates were not issued. As a result of the binding agreements these shares were deemed to have been issued during 2000 and 2001; 9,000 shares in 2000 to the founder and related family members, 500 shares to employees and 500 shares to a consultant and have been reflected as issued and outstanding in the financial statements. The shares issued to the founder and related family members were recorded by the Company at a stated, and deemed fair, value of $.01 per share for a total of $90. The shares issued to the employees and the consultant were for services and were recorded at management's deemed fair value of the shares at the date of issuance which was $50 per share. Accordingly the Company recorded compensation expense of $25,000 for the shares issued to employees and $25,000 of interest expense for the shares issued to the consultant (this consultant shortly after receipt of the shares entered into a factoring arrangement with the Company, see Note 4).

For calculation of earning or loss per share, the Company considered the 10,000 shares authorized to be issued at December 31, 2000. The Company had no dilutive shares.


10. Estimated Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximate fair value because of their short maturity. The carrying amount of the advances payable to factor approximates fair value because the interest rate represents current market rates for similar instruments.


11. Segment Information

The Company operates under a single segment; healthcare staffing. All revenues are earned in the United States of America.


12. Subsequent  Events

On February 25th, 2003, the Company entered into a binding letter of intent to purchase 100% of the issued and outstanding stock of another nurse staffing agency. As consideration for the purchase the Company paid the seller $1,000 and will issue 152.5 shares of the Company's stock. The seller's sole stockholder would then become an employee of the Company.

On March 18, 2003, the Company entered into a binding letter of intent to merge with a public company through the exchange of 100% of the issued and outstanding stock of the Company.